UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2020

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MN	New York Stock Exchange
Common Stock Purchase Rights	MN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2020, two subsidiaries of Manning & Napier, Inc. (the “Company”) each entered into a promissory note (the “Promissory Notes”) with M&T Bank which provide for aggregate loan proceeds of $6,732,818 (the “PPP Loans”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). Manning & Napier Advisors, LLC entered into a promissory note with M&T Bank which provides for a $6,637,240 loan and Rainier Investment Management, LLC entered into a promissory note with M&T Bank which provides for a $95,578 loan.

Other than loan amount, the PPP Loans have the same material terms. The PPP Loans have a two-year term and bear interest at a fixed rate of 1.00% per year. Monthly principal and interest payments are deferred for six months after the date of disbursement. Beginning seven months from the date of disbursement, the Company is required to make monthly payments of principal and interest to M&T Bank. The PPP Loans may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Notes contain events of default and other provisions customary for loans of this type. The Paycheck Protection Program provides that the PPP Loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company intends to use the PPP Loans for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act. However, no assurance is provided that the Company will obtain forgiveness for any portion of the PPP Loans.

Copies of the Promissory Notes will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On April 22, 2020, the Company issued a press release announcing that following the payment of the Company’s previously declared first quarter dividend on May 1, 2020 to stockholders of record on April 1, 2020, the Company’s Board of Directors had determined to suspend the Company’s quarterly cash dividend on its Class A common stock. The Board of Directors will continue to monitor the Company’s ability to declare future dividends on a quarter-by-quarter basis during the course of its regularly scheduled quarterly meetings. A copy of this press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “could,” “intends,” “likely,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its Annual Report on Form 10-K, which include, without limitation: changes in securities or financial markets or general economic conditions; the impact of COVID-19 on the U.S. and global economy; the impact of the settlement of the exchange pursuant to the exchange agreement between the Company, M&N Group Holdings, LLC and Manning & Napier Capital Company, LLC; a decline in the performance of its products; client sales and redemption activity; any loss of an executive officer or key personnel; changes in the Company’s business related to strategic acquisitions and other transactions; the Company’s ability to successfully deploy new technology platforms and upgrades; and changes of government policy or regulations. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Manning & Napier, Inc. on April 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: April 22, 2020	By: /s/ Sarah C. Turner
Name: Sarah C. Turner
Title: Corporate Secretary